Exhibit 32.2:	Certification of Principal Financial Officer Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. 1350

I, Gordon A. Milne, Executive Vice President and Chief Financial Officer (principal financial officer) of The Ryland Group, Inc. (the “Company”), certify, to the best of my knowledge, based upon a review of the quarterly report on Form 10-Q/A for the period ended June 30, 2006 of the Company (the “Report”), that:

(1)   The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)   The information contained and incorporated by reference in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gordon A. Milne
Name: Gordon A. Milne
Date: November 7, 2006